SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                                   PACIFICORP
                (Name of Registrant as Specified in Its Charter)

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                                   PACIFICORP
                          825 NE Multnomah, Suite 2000
                             Portland, Oregon 97232


                                                                    May 28, 1999


Dear Fellow Shareholder:

We have previously sent to you proxy material for the Special Meeting of PacifiCorp to be held on June 17, 1999. Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed merger with ScottishPower.

Since approval of the merger requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,

/s/ KEITH R. MCKENNON

Keith R. McKennon
Chairman and Chief Executive Officer


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            If you have any questions, or need assistance in voting
                 your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                         TOLL-FREE, at 1-877-750-2689.

                                IMPORTANT NOTE:
               If you hold your shares through a bank or broker,
           you may be able to vote by telephone, or via the Internet.
             Please call Innisree at 1-877-750-2689 for assistance.

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         Please note: The address listed in the proxy statement for the
 Salt Lake Hilton, the location of the June 17th Annual Meeting, is incorrect.
       The correct address is: 150 West 500 South, Salt Lake City, Utah.